Exhibit 99.1

FIRST AMENDMENT TO
MPG OFFICE TRUST, INC.
RETENTION BONUS PLAN

THIS FIRST AMENDMENT TO MPG OFFICE TRUST, INC. RETENTION BONUS PLAN, made as of March 20, 2013 (this “First Amendment”), is made and adopted by MPG Office Trust, Inc., a Maryland corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the MPG Office Trust, Inc. Retention Bonus Plan (the “Plan”);

WHEREAS, pursuant to Section 10 of the Plan, the Plan may be amended by the Company from time to time; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be, and hereby is, amended as follows:

1.            Section 4 of the Plan is hereby amended by adding the following new subsection (d) immediately after subsection (c) thereof:

               “(d)    Notwithstanding the foregoing, with respect to any Retention Bonus awarded to a Participant during 2013 after a completed 2013 Calendar Quarter, any amount of the Retention Bonus that would have otherwise been paid to the Participant for a previously completed Calendar Quarter will instead be paid to the Participant as part of the Final Installment, subject to Section 4(c) above.”

2.            This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.
3.            All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

[SIGNATURE PAGE FOLLOWS]

I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of MPG Office Trust, Inc. as of March 20, 2013.

Executed on this 20th day of March, 2013.

By:	/s/ CHRISTOPHER M. NORTON
Christopher M. Norton
Secretary

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